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EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

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Company                                         Domicile
-------                                         --------
MMI Companies, Inc.                             Delaware
 AmCon Reinsurance, Inc.                        Cayman Islands, B.W.I.
 American Continental Insurance Company         Missouri
 American Continental Life Insurance Company    Missouri
 Healthcare Risk Underwriters Ltd.              United Kingdom
 Management Science Associates, Inc.            Delaware
 MMI Agency, Inc.                               Illinois
 Healthcare Risk Resources International Ltd.   United Kingdom
 MMedica Insurance Limited                      Ireland
 The MMI Group, Inc.                            Illinois
 MMI Capital Trust I - (3% (100% of
    common stock) owned)                        Delaware
 Unionamerica Holdings, plc                     United Kingdom
 Unionamerica Acquisition Company Limited       United Kingdom
 Unionamerica Insurance Company Limited         United Kingdom
 UA Management Company Limited                  United Kingdom
 UA Combined Investment Company
    Limited - (80% owned)                       United Kingdom
 Jago Dedicated Limited - (88% owned)           United Kingdom
 Jago Capital Limited - (88% owned)             United Kingdom
 Marketform Corporate Member
    Limited - (95% owned)                       United Kingdom
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